As filed with the Securities and Exchange Commission on November 24, 2025
Registration No. 333-287373
Registration No. 333-284846

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM F-3 REGISTRATION STATEMENT NO. 333-287373
FORM F-3 REGISTRATION STATEMENT NO. 333-284846
 UNDER
THE SECURITIES ACT OF 1933

Diversified Energy Company PLC

(Exact name of registrant as specified in its charter)
N/A
(Translation of Registrant’s name into English)

England and Wales	Not Applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

1600 Corporate Drive
Birmingham, Alabama 35242
Tel: +1 205 408 0909
(Address and telephone number of Registrant’s
principal executive offices)

Benjamin Sullivan
Diversified Energy Company PLC
1600 Corporate Drive
Birmingham, Alabama 35242
Tel: +1 205 408 0909
(Name, address, and telephone number of agent for service)

Copies of communications, including communications sent to agent for service, should be sent to:
Hillary H. Holmes
Gibson, Dunn & Crutcher LLP
811 Main Street, Suite 3000
Houston, Texas 77002
+1 346 718 6600

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☐
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereon that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.
Emerging growth company ☐
If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐
† The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

EXPLANATORY NOTE
DEREGISTRATION OF SECURITIES

Diversified Energy Company PLC (the “Company”) is filing this post-effective amendment to the following registration statements on Form F-3 (collectively, the “Registration Statements”) to deregister any and all securities that remain unsold or otherwise unissued under the Registration Statements:

•
Registration Statement, File No. 333-287373, which was filed with the Securities and Exchange Commission (the “Commission”) and became automatically effective on May 16, 2025, to register the offer and sale of up to 19,910,181 Ordinary Shares by the selling stockholders named therein.

•
Registration Statement, File No. 333-284846, which was filed with the Commission and became automatically effective on February 11, 2025, registering the offer and sale of Ordinary Shares by the Company.

The Company, by filing this post-effective amendment, hereby terminates the Registration Statements and removes from registration any and all securities registered but unsold under the Registration Statements as of the date hereof. This filing is made in accordance with an undertaking made by the Company in Part II of the Registration Statements as required by Item 512(a)(3) of Regulation S-K to remove from registration by means of a post-effective amendment any securities that had been registered for issuance but remain unsold at the termination of the offering.

SIGNATURES

Pursuant to the requirements of the U.S. Securities Act of 1933, as amended, the registrant, Diversified Energy Company PLC, a public company incorporated and existing under the laws of England and Wales, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this post-effective amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in Birmingham, Alabama, on November 24, 2025.

DIVERSIFIED ENERGY COMPANY PLC

By:	/s/ Robert Russell (“Rusty”) Hutson, Jr.
Name: Robert Russell (“Rusty”) Hutson, Jr.
Title: Co-Founder, Chief Executive Officer and Director

No other person is required to sign this post-effective amendment in reliance upon Rule 478 under the Securities Act of 1933, as amended.

SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this post-effective amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in Birmingham, Alabama on November 24, 2025.

By:	/s/ Benjamin M. Sullivan
Name: Benjamin M. Sullivan
Title: Senior Executive Vice President & Chief Legal and Risk Officer of Diversified Energy Company PLC